Exhibit 21

Subsidiaries of Registrant

Legal Name	City/State	Percentage Owned
	(location)

MERCANTILE BANKSHARES CORPORATION	Baltimore, MD
Annapolis Banking & Trust Company, The	Annapolis, MD	100.00
A B & T Holdings & Investments, Inc.	Selbyville, DE	100.00
Annapolis Mortgage Company*	Annapolis, MD	100.00
Citizens National Bank, The	Laurel, MD	100.00
C N B Holdings & Investments, Inc.	Selbyville, DE	100.00
C N B Realty Holdings, Inc.(1)	Laurel, MD	100.00
Farmers & Mechanics Bank	Frederick, MD	100.00
CC Title Services, LLLP	Columbia, MD	60.00
(Fidelity Bank, a division of Farmers & Mechanics Bank)	Hagerstown, MD	100.00
Keller Stonebraker Insurance Group, Inc.	Hagerstown, MD	100.00
Key Holdings, Inc.	Frederick, MD	100.00
Key Management, Inc.	Frederick, MD	100.00
Potomac Basin Group Associates, Inc.	Beltsville, MD	100.00
Marshall National Bank and Trust Company	Marshall, VA	100.00
MBC Agency, Inc.	Baltimore, MD	100.00
Mercantile Life Insurance Company	Baltimore, MD	100.00
MBC Financial Corporation	Baltimore, MD	100.00
Wireless Partners, LLC	McLean, VA	10.36
Mercantile Absolute Return Fund LLC	Dover, DE	<38.00
Mercantile Alternative Strategies Fund LLC	Dover, DE	<47.00
Mercantile/Colorado, LLC	Baltimore, MD	100.00
Geneos Wealth Management, Inc.	Denver, CO	21.28
Mercantile County Bank	Elkton, MD	100.00
MCB Holdings & Investments, Inc.	Selbyville, DE	100.00
Mercantile Eastern Shore Bank	Chestertown, MD	100.00
MESB Holdings & Investments, Inc.	Selbyville, DE	100.00
Mercantile Federalsburg, LLC	Federalsburg, MD	100.00
Mercantile Long-Short Manager Fund LLC	Dover, DE	< 48.00
Mercantile MOC, LLC	Linthicum, MD	100.00
Mercantile Peninsula Bank	Princess Anne, MD	100.00
Property Acquisition Corporation**(1)	Onley, VA	100.00
Mercantile-Safe Deposit and Trust Company	Baltimore, MD	100.00
MBC Leasing Corp.	Baltimore, MD	100.00
Mercantile Agency, Inc.	Baltimore, MD	100.00
Mercantile Capital Advisors, Inc.	Baltimore, MD	100.00
Mercantile/Cleveland, LLC	Wilmington, DE	100.00
Boyd Watterson Asset Management, LLC	Cleveland, OH	100.00
Mercantile Brokerage Services Holding, LLC	Baltimore, MD	100.00
Mercantile Brokerage Services, Inc.	Baltimore, MD	100.00
MSD&T Holdings & Investments, Inc.	Selbyville, DE	100.00
MSD&T LPC, Inc.	Selbyville, DE	100.00
MPA York, Inc.(1)	Baltimore, MD	100.00
Mercantile Mortgage Corporation	Baltimore, MD	100.00
Dewland Corp.*(1)	Baltimore, MD	100.00
Columbia National Real Estate Finance, LLC	Columbia, MD	60.00
Mercantile Mortgage, LLC	Baltimore, MD	49.90
West River, 1, LLC	Baltimore, MD	100.00
HarborPoint Capital GP, LLC	Dallas, TX	100.00
HarborPoint Capital LP	Dallas, TX	74.00
(Mercantile Potomac Bank, a division of Merc-Safe)	Gaithersburg, MD	100.00
17 F Hamill Road, LLC*(1)	Baltimore, MD	100.00
7050 Oakland Mills Road Corporation(1)	Baltimore, MD	100.00
Orange Central Corporation	Baltimore, MD	100.00
Mercantile Southern Maryland Bank	Prince Frederick, MD	100.00
MSMB Holdings & Investments, Inc.	Selbyville, DE	100.00
National Bank of Fredericksburg, The	Fredericksburg, VA	100.00
Labrador Holdings, Inc.(1)	Fredericksburg, VA	100.00
Westminster Union Bank	Westminster, MD	100.00
W B & T Holdings & Investments, Inc.	Selbyville, DE	100.00

*Inactive

** Inactive from inception

(1) Created to hold property taken in lieu of foreclosure